UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA (Address of principal executive offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 2, 2007, Openwave Systems Inc. (the “Company”) issued a press release announcing its financial results for the fiscal 2007 fourth quarter ended June 30, 2007. A copy of the press release, entitled “Openwave Announces Fourth Quarter Fiscal 2007 Results,” is furnished as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to a Severance and Release Agreement entered into between the Company and Harold L. Covert on July 31, 2007 (the “Severance Agreement”), Mr. Covert tendered his resignation as Executive Vice President and Chief Financial Officer of the Company, effective as of August 2, 2007. Mr. Covert served as the Company’s principal financial and accounting officer since 2005 and will continue employment with the Company to assist in the transition of duties until August 15, 2007 (the “Final Employment Date”).

(c) On August 2, 2007, the Company announced the appointment of Dr. Jean-Yves Dexmier as Chief Financial Officer, commencing on August 3, 2007. Dr. Dexmier, age 55, will serve as the Company’s principal financial and accounting officer. Prior to joining the Company, Dr. Dexmier served as Chief Executive Officer and Chair of the Board of Agentis Software from 2001 to 2005, and as Chief Executive Officer, President and Chief Financial Officer of Informix Software from 1997 to 2000. Dr. Dexmier received a B.A. in fundamental mathematics from Lycee Pasteur, an M.B.A. from Ecole Polytechnique and a Ph.D. in electronics from Ecole Nationale Superieure de l’Aeronautique et de l’Espace. In addition, Dr. Dexmier has accomplished post-graduate work at the University of Michigan, School of Business Administration.

A copy of the press release, entitled “Openwave Names New Chief Financial Officer Jean-Yves Dexmier,” announcing Mr. Covert’s departure and Dr. Dexmier’s appointment, is furnished as Exhibit 99.2 to this current report.

Pursuant to the Severance Agreement, in exchange for his execution of a general release (the “General Release”) in favor or the Company and contingent upon such release becoming effective, Mr. Covert will receive the following: (1) severance compensation of $700,000, which is equal to one year’s base salary plus target bonus under the Company’s Corporate Incentive Program (“CIP”); (2) waiver by the Company of its right to repurchase certain of Mr. Covert’s restricted stock awards totaling 4,723 shares; (3) all other stock options, restricted stock or other compensatory stock awards remaining outstanding for two months following Mr. Covert’s Final Employment Date, provided that if a “Change of Control,” as defined in his Change of Control Severance Agreement, dated December 19, 2006 (the “Covert CoC Agreement”), occurs during such two month period, then: (i) all stock options, restricted stock or other compensatory stock awards shall be subject to Section 3(a) of the Covert CoC Agreement, which provides for 100% acceleration of the unvested portion of any stock options, restricted stock and other compensatory awards upon such Change of Control, and (ii) Mr. Covert’s right to exercise vested stock options following termination of his employment shall be governed by the terms of the plans and stock option agreements, under which the grants were initially made, as applicable, provided, that for the purpose of the exercisability period, the date on which the Change of Control occurs shall be treated as the date that Mr. Covert’s employment with the Company terminated; and (4) continued medical, dental and vision insurance coverage for Mr. Covert and his eligible dependents for 12 months, provided that Mr. Covert continues to pay the applicable percentage of the insurance premiums. In the event that a Change of Control occurs within two months following Mr. Covert’s Final Employment Date, Mr. Covert will become entitled to benefits set forth under the Covert CoC Agreement, provided that his entitlement to such benefits will be (1) contingent upon his execution of an extension to the General Release covering the two month period from his Final Employment Date through the date he executes such extension, and (2) reduced by the severance pay and other benefits provided to Mr. Covert pursuant to the Severance Agreement. In addition, the Severance Agreement contains a non-disparagement provision in favor or the Company.

The foregoing description is qualified in its entirety by reference to the Severance Agreement filed as Exhibit 10.1 to this current report.

The Company and Dr. Jean-Yves Dexmier entered into an employment agreement dated August 2, 2007 (the “Employment Agreement”). Under the Employment Agreement, Dr. Dexmier is entitled to an annual base salary of $300,000 and is eligible for a quarterly incentive cash award under the CIP targeted at 100% of his base salary actually earned during such quarterly period. Dr. Dexmier’s actual incentive cash award is subject to the terms of the CIP and may be paid below, at or above target (up to a maximum of 150% of target), determined based upon a combination of the Company’s achievement level against selected financial and performance objectives; provided that, subject to his continued employment through the applicable payment dates, for the first and second quarters of the Company’s fiscal year 2008, Dr. Dexmier will receive a bonus payment guaranteed at the target level. Further, subject to approval by the appropriate committee of the Board of Directors, Dr. Dexmier will be granted an option to purchase 500,000 shares of Company common stock (the “Option”), which vests 25% on the first anniversary of Dr. Dexmier’s employment commencement date and monthly thereafter over a period of three years. The vesting of the Option is contingent upon Dr. Dexmier’s continued employment on the applicable vesting dates. If Mr. Dexmier’s employment is involuntarily terminated Company other than for “cause” (as defined in an addendum to the Employment Agreement), he will become an advisor to the chief executive officer for a period of 12 months, during which period he will continue to receive his base salary and quarterly target CIP bonuses, and following which period the Company will subsidize his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

Dr. Dexmier also entered into the Company’s standard executive officer change of control severance agreement (the “Dexmier CoC Agreement”). The Dexmier CoC Agreement provides that in the event that Mr. Dexmier’s employment terminates due to an “Involuntary Termination” (as defined in the Dexmier CoC Agreement) at any time within the period commencing two months preceding a Change of Control and ending 24 months following the Change of Control, Dr. Dexmier will be entitled to (1) 100% acceleration of all of his then unvested options, restricted stock and any other compensatory stock awards, (2) severance payments equal to 1.5 years’ of base salary and target bonus and (3) continued medical, dental and vision coverage for Mr. Dexmier and his eligible dependents for a period of 18 months in coordination with COBRA.

In the event that any of the payments made to Mr. Dexmier under the Dexmier CoC Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Dexmier will receive the severance pay and benefits described above in full and will receive an additional lump sum cash payment that is sufficient, after taking into account all applicable taxes, to cover all excise taxes imposed by Section 4999 of the Code.

Dr. Dexmier also entered into the Company’s standard director and executive officer indemnification agreement. The agreement provides for indemnification of Dr. Dexmier for expenses, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer or at the Company’s request.

In addition, Dr. Dexmier entered into the Company’s standard confidential information and invention assignment agreement. The agreement governs the use of the Company’s confidential information by Mr. Dexmier and the ownership of intellectual property developed by Mr. Dexmier while employed by the Company. The agreement also prohibits Mr. Dexmier from soliciting employees, consultants and customers for 12 months following termination of his employment with the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.2 to this current report.

(e) On July 29, 2007, upon the recommendation of the Compensation Committee, the Board of Directors of the Company amended the CIP to provide to participants a guaranteed payout of 50%, per fiscal quarter, of the amount the executive would have been paid under the CIP had the performance goals for that quarter been met at target level, provided that participants will be paid the actual amount payable under the CIP, if such amount is higher than the guaranteed payout, in the event that the performance goals are met.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Severance and Release Agreement with Harold L. Covert, dated July 31, 2007.

10.2	Employment Agreement with Dr. Jean-Yves Dexmier, dated August 2, 2007.

99.1	Press Release, entitled “Openwave Announces Fourth Quarter Fiscal 2007 Results,” issued by Openwave Systems Inc. on August 2, 2007.

99.2	Press Release, entitled “Openwave Names New Chief Financial Officer Jean-Yves Dexmier,” issued by Openwave Systems Inc. on August 2, 2007.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Registrant’s plans, objectives, expectations and intentions, including forward-looking statements regarding the Registrant’s operating results. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including general economic conditions and other factors described in the Registrant’s Annual Report on Form 10-K and Quarterly Reports on 10-Q filed with the Securities and Exchange Commission. The Registrant assumes no obligation to update forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

	By:	/s/ Robert Vrij
	Name:	Robert Vrij
	Title:	President and Chief Executive Officer
Date: August 2, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance and Release Agreement with Harold L. Covert, dated July 31, 2007.

10.2	Employment Agreement with Dr. Jean-Yves Dexmier, dated August 2, 2007.

99.1	Press Release, entitled “Openwave Announces Fourth Quarter Fiscal 2007 Results,” issued by Openwave Systems Inc. on August 2, 2007.

99.2	Press Release, entitled “Openwave Names New Chief Financial Officer Jean-Yves Dexmier,” issued by Openwave Systems Inc. on August 2, 2007.